Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated March 14, 2013, relating to the consolidated financial statements of Rockville Financial, Inc. and subsidiaries (collectively “the Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Rockville Financial, Inc., for the year ended December 31, 2012.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

April 30, 2013